Exhibit 3.2

AMENDMENT TO BYLAWS
ITC HOLDINGS CORP.
November 19, 2008

Pursuant to the approval of the Board of Directors on November 19, 2008 in accordance with Section 12.01 of the Bylaws, Sections 4.11 and 5.01 of the Bylaws of ITC Holdings Corp. are hereby amended and restated in their entirety as follows:

4.11. ADVANCE NOTICE PROVISIONS FOR SHAREHOLDER BUSINESS AND NOMINATIONS.

(a) Director Nominations.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 4.11(a) shall be eligible to serve as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at an annual or special meeting of shareholders (i) by or at the direction of the Board of Directors or any duly authorized committee thereof (including, without limitation, by making reference to the nominees in the proxy statement delivered to shareholders on behalf of the Board of Directors), or (ii) by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section 4.11(a) and at the time of the shareholders meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.11(a) and who attends, or whose duly qualified representative attends, the meeting and makes such nomination(s). Unless otherwise provided in the Corporation’s articles of incorporation, Section 4.11(a)(1)(ii) shall be the exclusive means for a shareholder to propose or make any nomination of a person or persons for election to the Board to be considered by the shareholders at an annual meeting or special meeting.

(2) Without qualification, for nominations to be made by a shareholder at an annual meeting or, if the Board has first determined that directors are to be elected at a special meeting, at a special meeting, the shareholder must (i) provide Timely Notice thereof in writing and in proper form (as provided in Section 4.11(a)(3)) to the secretary of the Corporation at the Corporation’s principal office and (ii) provide any updates or supplements to such notice at the times and in the form required by Section 4.11(c).

(3) To be in proper form for purposes of this Section 4.11(a), a shareholder’s notice must set forth the following information:

(i) as to each person whom the shareholder proposes to nominate for election or reelection as a director (A) all information relating to such proposed nominee that would be required to be set forth in a shareholder’s notice pursuant to this Section 4.11 if such proposed nominee were a Proposing Person, (B) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, arrangements or understandings between or among any Proposing Person and each proposed nominee, and his or her respective affiliates and associates, (D) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the Corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, and (E) an undertaking from each such person to be nominated that, if elected to the Board, they will comply with corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation that are generally applicable to directors who are not employees of the Corporation;

(ii) as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, (C) the amount of any equity securities beneficially owned (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) in any direct competitor of the Corporation or its operating subsidiaries if such ownership by the nominee(s) and the Proposing Persons, in the aggregate, beneficially own 5% or more of the class of equity securities, and (D) whether the Proposing Person intends to solicit proxies from shareholders in support of such nominee(s); and

(iii) a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice.

(4) The shareholder providing the notice shall furnish such other information as may reasonably be requested by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence or lack of independence of such nominee.

(5) Notwithstanding anything in the Timely Notice requirement in Section 4.11(a)(2) to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or, in the alternative, specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year’s annual meeting of shareholders, a shareholder’s notice required by this Section 4.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed and received by the secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

(b) Other Business.

(1) At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business (except as provided in the next sentence), must be (A) specified in the notice of meeting given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (B) brought before the meeting by or at the direction of the Board of Directors or (C) otherwise properly brought by any shareholder of the Corporation who was a shareholder of record both at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 4.11(b) and who attends, or whose duly qualified representative attends, the meeting and presents such business to the meeting. Except for (i) proposals made in accordance with the procedures and conditions set forth in Rule 14a-8 (or any successor thereof) under the Exchange Act and included in the notice of meeting and proxy statement given by or at the direction of the Board of Directors (or any duly authorized committee thereof), and (ii) director nominations (which shall be governed by Section 4.11(a)), clause (C) of the preceding sentence shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders. At a special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting and applicable law.

(2) Without qualification, for business to be properly brought before an annual meeting by a shareholder pursuant to this Section 4.11(b), (i) the business must otherwise be a proper matter for shareholder action under applicable law and (ii) the shareholder must (A) provide Timely Notice thereof in writing and in proper form to the secretary of the Corporation at the Corporation’s principal office and (B) provide any updates or supplements to such notice at the times and in the form required by Section 4.11(c).

(3) To be in proper form for purposes of this Section 4.11(b), a shareholder’s notice shall set forth the following information:

(i) a brief description of the business desired to be brought before the meeting (including the text of any resolutions or bylaw amendments proposed for consideration) and the reasons for conducting such business at the meeting;

(ii) all information relating to such proposed business that is required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies pursuant to Section 14 under the Exchange Act and the rules and regulations thereunder in connection with the meeting at which such proposed business is to be acted upon;

(iii) a brief description of any material interest in such business of each Proposing Person and a brief description of all agreements, arrangements and understandings between such Proposing Person and any other person or persons (including their names) in connection with the proposal of such business;

(iv) as to each Proposing Person, (A) the name and address of such Proposing Person and, as to the shareholder providing the notice, such name and address as they appear on the Corporation’s books, (B) a statement describing and quantifying in reasonable detail any Material Ownership Interests, and (C) whether the Proposing Person intends to solicit proxies from shareholders in support of such business; and

(v) a representation that the shareholder providing the notice intends to appear in person or by proxy at the meeting to propose the business identified in the shareholder’s notice.

(c) Requirement to Update Information. A shareholder providing any notice as provided in Section 4.11(a) or (b) shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 4.11(a) or 4.11(b), as applicable, shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting date or any adjournment or postponement thereof, and such update and supplement shall be delivered to or otherwise received by the secretary at the principal executive offices of the Corporation not later than two (2) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d) Determination of Improperly Brought Nomination or Business. The chairman of the meeting shall, if the facts so warrant, determine and declare to the meeting that one or more nominations or other business was not properly brought before the meeting in accordance with the provisions of this Section 4.11 and, if the chairman should so determine, the chairman shall so declare to the meeting and any such defective nomination shall be disregarded and any such improperly brought business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(e) Definitions. As used in this Section 4.11, the following terms have the meanings ascribed to them below.

(1) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(2) “Material Ownership Interests” means (i) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially (as defined in Rule 13d-3 (or any successor thereof) under the Exchange Act) and of record by such Proposing Person, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation (a “Derivative Instrument”) directly or indirectly owned beneficially by such Proposing Person, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Person has a right to vote any shares of any security of the Corporation, (iv) any short interest beneficially owned or held by such Proposing Person in any security of the Corporation, (v) any rights to dividends on the shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (vi) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a (A) limited liability company in which the Proposing Person is a member or, directly or indirectly, beneficially owns an interest in a member, or (B) general or limited partnership in which such Proposing Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (vii) any performance related fees (other than an asset-based fee) to which such Proposing Person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice.

(3) “Proposing Person” means (i) the shareholder providing the notice of the nomination or business proposed to be made or presented at the meeting, (ii) the beneficial owner, if different, on whose behalf the nomination or business proposed to be made or presented at the meeting is made, (iii) any affiliate or associate of such beneficial owner (as such terms are defined in Rule 12b-2 (or any successor thereof) under the Exchange Act), and (iv) any other person with whom such shareholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert.

(4) “Public Announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Prime Newswire, Marketwire, PR Newswire or comparable news service or in a document furnished to or filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and publicly available.

(5) “Timely Notice.” (i) With respect to an annual meeting, a notice is a Timely Notice if it (A) is delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the preceding year’s annual meeting, and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 4.11; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date or if the Corporation did not hold an annual meeting in the preceding fiscal year, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the tenth day following the day on which a Public Announcement of the date of such meeting is first made by the Corporation.

(ii) With respect to a special meeting, a notice is a Timely Notice if it (A) is delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if later, the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and (B) contains all of the information required to be contained therein by the applicable provisions of this Section 4.11.

(iii) In no event shall the public announcement of a postponement or adjournment of an annual or special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(f) Compliance With Applicable Law. Notwithstanding the foregoing provisions of this Section 4.11, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor thereof) under the Exchange Act, or (ii) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the articles of incorporation.

5.01. NUMBER.

The business and affairs of the Corporation shall be managed by or under the direction of a board of not less than two (2) nor more than ten (10) directors as shall be fixed from time to time by the board of directors. The directors need not be residents of Michigan or shareholders of the Corporation.